Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

WarnerMedia Holdings, Inc. (Issuer)

Warner Bros. Discovery, Inc. (Parent Guarantor)

Discovery Communications, LLC (Subsidiary Guarantor)

Scripps Networks Interactive, Inc. (Subsidiary Guarantor)

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)

Newly Registered Securities

Fees to Be Paid	Debt	3. 428% Senior Notes due 2024	457(f)	$1,750,000,000	100%	$1,750,000,000	0.00011020	$192,850

	Debt	3.528% Senior Notes due 2024	457(f)	$500,000,000	100%	$500,000,000	0.00011020	$55,100

	Debt	3.638% Senior Notes due 2025	457(f)	$1,750,000,000	100%	$1,750,000,000	0.00011020	$192,850

	Debt	3.788% Senior Notes due 2025	457(f)	$500,000,000	100%	$500,000,000	0.00011020	$55,100

	Debt	3.755% Senior Notes due 2027	457(f)	$4,000,000,000	100%	$4,000,000,000	0.00011020	$440,800

	Debt	4.054% Senior Notes due 2029	457(f)	$1,500,000,000	100%	$1,500,000,000	0.00011020	$165,300

	Debt	4.279% Senior Notes due 2032	457(f)	$5,000,000,000	100%	$5,000,000,000	0.00011020	$551,000

	Debt	5.050% Senior Notes due 2042	457(f)	$4,500,000,000	100%	$4,500,000,000	0.00011020	$495,900

	Debt	5.141% Senior Notes due 2052	457(f)	$7,000,000,000	100%	$7,000,000,000	0.00011020	$771,400

	Debt	5.391% Senior Notes due 2062	457(f)	$3,000,000,000	100%	$3,000,000,000	0.00011020	$330,600

	Debt	Floating Rate Senior Notes due 2024	457(f)	$500,000,000	100%	$500,000,000	0.00011020	$55,100

	Other	Guarantees of 3.428% Senior Notes due 2024(3)	457(n)	—	—	—	—	— (4)

	Other	Guarantees of 3.528% Senior Notes due 2024(3)	457(n)	—	—	—	—	— (4)

	Other	Guarantees of 3.638% Senior Notes due 2025(3)	457(n)	—	—	—	—	— (4)

	Other	Guarantees of 3.788% Senior Notes due 2025(3)	457(n)	—	—	—	—	— (4)

	Other	Guarantees of 3.755% Senior Notes due 2027(3)	457(n)	—	—	—	—	— (4)

	Other	Guarantees of 4.054% Senior Notes due 2029(3)	457(n)	—	—	—	—	— (4)

	Other	Guarantees of 4.279% Senior Notes due 2032(3)	457(n)	—	—	—	—	— (4)

	Other	Guarantees of 5.050% Senior Notes due 2042(3)	457(n)	—	—	—	—	— (4)

	Other	Guarantees of 5.141% Senior Notes due 2052(3)	457(n)	—	—	—	—	— (4)

	Other	Guarantees of 5.391% Senior Notes due 2062(3)	457(n)	—	—	—	—	— (4)

	Other	Guarantees of Floating Rate Senior Notes due 2024(3)	457(n)	—	—	—	—	— (4)

	Total Offering Amounts			$30,000,000,000		$30,000,000,000		$3,306,000

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$3,306,000

(1)	Represents the aggregate principal amount of each series of senior notes to be offered in the exchange offer to which the registration statement relates.

(2)	Calculated in accordance with Rule 457(f) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	The Parent Guarantor is the direct parent of the issuer, and the Subsidiary Guarantors are wholly-owned subsidiaries of the parent guarantor, and have guaranteed the senior notes being issued.
(4)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

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